EX-99.906CERT
Section 906 Certifications
CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
John V. Murphy, Principal Executive Officer, and Brian W. Wixted, Principal Financial Officer, of Oppenheimer Limited Term California Municipal Fund (the “Registrant”), each certify to the best of his knowledge that:
1.	The Registrant’s periodic report on Form N-CSR for the period ended 07/31/2008 (the “Form N-CSR”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Principal Executive Officer	Principal Financial Officer

Oppenheimer Limited Term	Oppenheimer Limited Term
California Municipal Fund	California Municipal Fund

/s/ John V. Murphy	/s/ Brian W. Wixted
John V. Murphy	Brian W. Wixted

Date: 09/12/2008	Date: 09/12/2008